                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Albany International Corp. on Form S-8 (File Nos. 33-23163, 33-28028 and 33-33048) of our report dated January 25, 1996, except for Notes 6 and 17, for which the date is February 13, 1996, on our audits of the consolidated financial statements and financial statements schedules of Albany International Corp. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is incorporated by reference in this Annual Report on Form 10-K.





/s/ Coopers & Lybrand L.L.P.

Albany, New York

March 26, 1996